UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2014

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

___________________________________________________

(Former address of principal executive offices) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On January 14, 2014, Chanticleer Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Express Restaurant Holdings, L.L.C. and Express Restaurant Holdings Beverage, L.L.C. (the “Sellers”), whereby the Company will acquire one hundred percent (100%) of the outstanding shares of Dallas Spoon, L.L.C. (“Dallas Spoon”) and Dallas Spoon Beverage, L.L.C. (“Spoon Beverage,” and collectively with Dallas Spoon, the “Entities”). In exchange, the Company will issue 195,000 HOTR Units to the Sellers. Each Unit consists of one (1) common stock (the “Common Stock”) and one (1) five (5) year warrant, with half of the warrants exercisable at $5.50 and the remaining half exercisable at $7.00 (the “Warrants,” together with the Common Stock, the “Units”). The final closing of the deal is expected to occur on or before January 31, 2014.

The Merger Agreement provides that Chanticleer Restaurants, L.L.C. and Chanticleer Kitchens, L.L.C. (both single-member LLCs, of which the Company is the sole member) shall merge with and into Dallas Spoon and Spoon Beverage, respectively, with each Entity continuing as a surviving entity and subsidiary of the Company.

The Company’s Board of Directors unanimously approved the Company’s entry into the Merger Agreement.

Each party’s obligation to consummate the Merger is subject to customary conditions, including, but not limited to: (a) the accuracy of the other party’s representations and warranties contained in the Merger Agreement, and (b) the other party’s compliance with its obligations under the Merger Agreement in all material respects.

The Merger Agreement includes customary representations, warranties and covenants of the parties. Among its covenants, the Company has agreed to: (a) complete any required NASDAQ and government reviews, and (c) not take any action that would make any representation or warranty included in the Merger Agreement inaccurate at any time prior to the closing date.

A copy of the Merger Agreement has been attached as Exhibit 10.1 to this current report on Form 8-K to provide our shareholders and investors with information regarding the terms. This document is not intended to provide any other factual information about the Company, the Sellers, the Entities, or any of their respective affiliates or businesses. The representations, warranties, covenant and agreement contained in the documents were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The pro forma and audited 2011, 2012, and interim 2013 financial statements will be filed within the requisite timeframe in a future filing, after final closing.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Agreement and Plan of Merger

	99.1	Press release dated January 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           January 15, 2014

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

10.1	Agreement and Plan of Merger	Furnished Electronically

99.1	Press Release dated Jan. 15, 2014	Furnished Electronically